UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007 (April 5, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 - Changes in Registrant’s Certifying Accountant

(a)	Dismissal of KPMG LLP

On April 5, 2007, GateHouse Media, Inc. (the “Company”), upon the approval of the Audit Committee of the Company’s Board of Directors, dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

KPMG’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2005 and December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that they include an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as revised, an explanatory paragraph on the change of the date on which the annual impairment assessment of goodwill and intangible assets with indefinite lives is made, and an explanatory paragraph on the acquisition of all of the Company’s outstanding stock in a business combination in June 2005 accounted for as a purchase and as a result, the consolidated financial information for the period after the acquisition is presented on a different cost basis than for the periods prior to the acquisition and therefore, is not comparable.

During the Company’s fiscal years ended December 31, 2005 and December 31, 2006 and through April 5, 2007, (1) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the financial statements for such years; and (2) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K). No material weaknesses were identified by KPMG for the year ended December 31, 2006. For the year ended December 31, 2005, KPMG identified two material weaknesses in the Company’s internal controls over financial reporting. These were (1) insufficient analysis of GAAP to determine the appropriate accounting for certain unusual transactions and failure to maintain a policy that requires a formal review of unusual or significant transactions and (2) in conjunction with an acquisition transaction, failure to appropriately establish a new basis of accounting, as required under GAAP, failure to record transaction costs associated with the acquisition transaction in the appropriate period and failure to record in the general ledger post-closing entries to reflect the new basis of accounting. There were no disagreements between the Company and KPMG regarding the identification of these material weaknesses, and the Company has taken actions to address the material weaknesses.

The Company provided KPMG with a copy of the above disclosure and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter will be filed by an amendment to this Current Report on Form 8-K when the Company receives such letter from KPMG.

(b)	Appointment of Ernst & Young, LLP

On April 5, 2007, the Company, upon the approval of the Audit Committee of the Company’s Board of Directors, engaged Ernst & Young, LLP (“EY”) as the Company’s independent registered public accounting firm.

Prior to the engagement of EY by the Company, the Company did not consult with EY on any matter that (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did EY provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting of any issue; or (2) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: April 6, 2007